EXHIBIT (24.1)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint DOUGLAS M. BAKER, JR., JAMES J. SEIFERT and MICHAEL C. McCORMICK, and each of them, to be my attorney-in-fact, with full power and authority to sign his name to the Annual Report on Form 10-K of Ecolab Inc. for the fiscal year ended December 31, 2013, and all amendments thereto, provided that the Annual Report and any amendments thereto, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 28th day of February, 2014.

/s/Barbara J. Beck
Barbara J. Beck

/s/Les S. Biller
Les S. Biller

/s/Carl M. Casale
Carl M. Casale

/s/Stephen I. Chazen
Stephen I. Chazen

/s/Jerry A. Grundhofer
Jerry A. Grundhofer

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Joel W. Johnson
Joel W. Johnson

/s/Jerry W. Levin
Jerry W. Levin

/s/Robert L. Lumpkins
Robert L. Lumpkins

/s/Michael Larson
Michael Larson

/s/Victoria J. Reich
Victoria J. Reich

/s/Mary M. VanDeWeghe
Mary M. VanDeWeghe

/s/ Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer